Exhibit 24.3

POWER OF ATTORNEY

        Michael Fleisher whose signature appears below hereby constitutes and appoints Dave Johnson and Paul Robinson and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-4, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all, exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 21, 2005.

Signature	Title

/s/ MICHAEL FLEISHER Michael Fleisher	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)